EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Vertiv Group Corporation Employee Retirement Savings Plan of Vertiv Holdings Co of our report dated March 11, 2020, with respect to the consolidated financial statements of Vertiv Holdings, LLC included in its Current Report (Form 8-K/A) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Grandview Heights, Ohio
December 23, 2020